As filed with the Securities and Exchange Commission on October 25, 2023

Registration No. 333-275072

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FOXO Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	8731	85-1050265
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

729 N. Washington Ave., Suite 600

Minneapolis, Minnesota 55401

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark White
Interim Chief Executive Officer
729 N. Washington Ave., Suite 600
Minneapolis, Minnesota 55401
(612) 562-9447

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Nimish Patel, Esq.
Blake Baron, Esq.
Mitchell Silberberg & Knupp LLP
2049 Century Park East, 18th Floor
Los Angeles, California 90064
(310) 312-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 of FOXO Technologies Inc. (the “Company”) (File No. 333-275072) is being filed as an exhibit-only filing solely to file the Finder’s Fee Agreement, dated as of October 9, 2023, between the Company and J.H. Darbie & Co., Inc. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the filed exhibits. The prospectus and the balance of Part II of the Registration Statement are unchanged hereby and have been omitted.

Item 16. Exhibits and financial statement schedules.

Exhibit No.	Description	Included	Form	Referenced Exhibit	Filing Date

2.1+	Agreement and Plan of Merger, dated as of February 24, 2022, by and among Delwinds Insurance Acquisition Corp., FOXO Technologies Inc., DWIN Merger Sub Inc., and DIAC Sponsor LLC, in its capacity as Purchaser Representative thereunder.	By Reference	8-K	2.1	March 2, 2022

2.2	Amendment to Agreement and Plan of Merger, dated as of April 26, 2022, by and among Delwinds Insurance Acquisition Corp., FOXO Technologies Inc. and DIAC Sponsor LLC, in its capacity as Purchaser Representative.	By Reference	8-K	2.1	April 27, 2022

2.3	Amendment No. 2 to Agreement and Plan of Merger, dated as of July 6, 2022, by and among Delwinds Insurance Acquisition Corp., FOXO Technologies Inc. and DIAC Sponsor LLC, in its capacity as Purchaser Representative.	By Reference	8-K	2.1	July 6, 2022

2.4	Amendment No. 3 to Agreement and Plan of Merger, dated as of August 12, 2022, by and among Delwinds Insurance Acquisition Corp., FOXO Technologies Inc. and DIAC Sponsor LLC, in its capacity as Purchaser Representative.	By Reference	8-K	2.1	August 12, 2022

2.5	Merger Agreement, dated January 10, 2023, by and between (i) FOXO Technologies Inc., (ii) FOXO Life Insurance Company (fka Memorial Insurance Company of America), (iii) FOXO Life, LLC and (iv) Security National Life Insurance Company.	By Reference	8-K	2.1	January 12, 2023

3.1	Certificate of Incorporation of FOXO Technologies Inc.	By Reference	8-K	3.1	September 21, 2022

3.2	Bylaws of FOXO Technologies Inc.	By Reference	8-K	3.2	September 21, 2022

4.1	Warrant Agreement, dated December 10, 2020, between Delwinds and Continental Stock Transfer & Trust Company, as Warrant Agent.	By Reference	8-K	4.1	December 16, 2020

4.2	Form of Assumed Warrant.	By Reference	8-K	4.2	September 21, 2022

4.3	Form of 15% Senior Promissory Note.	By Reference	8-K	4.3	September 21, 2022

4.4	Demand Promissory Note.	By Reference	8-K	10.3	September 19, 2023

4.5	Demand Promissory Note 2.	By Reference	8-K	4.1	October 5, 2023

5.1	Opinion of Mitchell Silberberg & Knupp LLP.	By Reference	S-1	5.1	October 18, 2023

10.1	Investment Management Trust Agreement, dated December 10, 2020, by and between the Delwinds and Continental Stock Transfer & Trust Company, as trustee.	By Reference	8-K	10.2	December 16, 2020

10.2	Registration Rights Agreement, dated December 10, 2020, by and among Delwinds and certain security holders.	By Reference	8-K	10.3	December 16, 2020

10.3	Securities Subscription Agreement, dated May 28, 2020, by and between Delwinds and DIAC Sponsor LLC.	By Reference	S-1	10.5	September 11, 2020

10.4	Form of Backstop Subscription Agreements, dated February 24, 2022, by and between Delwinds and the Subscription investors thereto.	By Reference	8-K	10.6	March 2, 2022

10.5	FOXO Technologies Inc. 2022 Equity Incentive Plan, as amended.	By Reference	8-K	10.5	May 30, 2023

10.6	2022 Management Contingent Share Plan (including Notice of Grant)	By Reference	S-4/A	10.9	August 26, 2022

10.7	FOXO Technologies Inc. 2020 Equity Incentive Plan.	By Reference	8-K	10.7	September 21, 2022

10.8	Form of FOXO Technologies Inc. 2020 Equity Incentive Plan Award Agreements.	By Reference	8-K	10.8	September 21, 2022

10.9	Common Stock Purchase Agreement, dated as of February 24, 2022, by and between Delwinds and Cantor.	By Reference	8-K	10.4	March 2, 2022

10.10	Registration Rights Agreement, dated as of February 24, 2022, by and between Delwinds and Cantor.	By Reference	8-K	10.5	March 2, 2022

10.11	Form of Lock-Up Agreement, dated as of February 24, 2022, by and among Delwinds, the Purchaser Representative and the stockholders of FOXO party thereto.	By Reference	8-K	10.2	March 2, 2022

10.12	Form of Voting Agreement, dated as of February 24, 2022, by and among Delwinds, FOXO and the stockholders of FOXO party thereto.	By Reference	8-K	10.1	March 2, 2022

10.13	Form of Non-Competition Agreement, effective as of February 24, 2022, by and among Delwinds, FOXO and the stockholders of FOXO party thereto.	By Reference	8-K	10.3	March 2, 2022

10.14	Forward Share Purchase Agreement, dated September 13, 2022, by and between (i) Delwinds, (ii) Meteora Special Opportunity Fund I, LP, a Delaware limited partnership (“MSOF”), (iii) Meteora Select Trading Opportunities Master, LP, a Cayman Islands limited partnership (“MSTO”) and (iv) Meteora Capital Partners, LP, a Delaware limited partnership.	By Reference	8-K	10.14	September 21, 2022

10.15+	Form of Revised Backstop Subscription Agreement, dated September 13, 2022.	By Reference	8-K	10.15	September 21, 2022

10.16	Insider Letter Amendment.	By Reference	8-K	10.16	September 21, 2022

10.17*	Form of Indemnification Agreement.	By Reference	8-K	10.17	September 21, 2022

10.18+	Form of Senior Promissory Note Purchase Agreement.	By Reference	8-K	10.18	September 21, 2022

10.19	Placement Agency Agreement.	By Reference	8-K	10.19	September 21, 2022

10.20	Form of Lock-Up Release Agreement.	By Reference	8-K	10.20	September 21, 2022

10.21+	Form of Securities Purchase Agreement, dated as of January 25 2021, by and among FOXO Technologies Inc. (now known as FOXO Technologies Operating Company) and purchaser signatories thereto.	By Reference	10-Q	10.10	November 21, 2022

10.22*	Employment Agreement of Jon Sabes.	By Reference	10-Q	10.11	November 21, 2022

10.23*	Tyler Danielson’s Offer Letter.	By Reference	10-Q	10.12	November 21, 2022

10.24*	Employment Agreement of Robby Potashnick.	By Reference	10-Q	10.13	November 21, 2022

10.25*	Amended and Restated Employment Agreement of Brian Chen.	By Reference	S-1	10.25	December 23, 2022

10.26*	Michael Will’s Offer Letter.	By Reference	10-Q	10.15	November 21, 2022

10.27	Amended and Restated Securities Purchase Agreement.	By Reference	8-K	10.1	May 30, 2023

10.28	Exchange Offer General Release Agreement.	By Reference	8-K	10.2	May 30, 2023

10.29	Amendment No. 1 to Senior Promissory Note Purchase Agreement.	By Reference	8-K	10.3	May 30, 2023

10.30	PIK Note Offer to Amend General Release Agreement.	By Reference	8-K	10.4	May 30, 2023

10.31	Form of General Release Agreement.	By Reference	8-K	10.1	June 22, 2023

10.32	Form of Stock Purchase Agreement.	By Reference	8-K	10.1	July 20, 2023

10.33	Form of Registration Rights Agreement.	By Reference	8-K	10.2	July 20, 2023

10.34	Shares for Services Agreement, dated as of September 19, 2023, by and between FOXO Technologies Inc. and Mitchell Silberberg & Knupp LLP.	By Reference	8-K	10.1	September 19, 2023

10.35	Shares for Services Agreement, dated as of September 19, 2023, by and between FOXO Technologies Inc. and Joseph Gunner & Co., LLC.	By Reference	8-K	10.5	October 16, 2023

10.36*	Interim Employment Agreement of Mark White.	By Reference	8-K	10.4	September 19, 2023

10.37*	Interim Employment Agreement of Martin Ward.	By Reference	8-K	10.5	September 19, 2023

10.38	Strata Purchase Agreement, dated as of October 13, 2023, by and between the Company and ClearThink Capital Partners, LLC.	By Reference	8-K	10.1	October 16, 2023

10.39	Supplement to Strata Purchase Agreement, dated as of October 13, 2023, by and between the Company and ClearThink Capital Partners, LLC.	By Reference	8-K	10.2	October 16, 2023

10.40	Securities Purchase Agreement, dated as of October 13, 2023, by and between the Company and ClearThink Capital Partners, LLC.	By Reference	8-K	10.3	October 16, 2023

10.41	Registration Rights Agreement, dated as of October 13, 2023, by and between the Company and ClearThink Capital Partners, LLC.	By Reference	8-K	10.4	October 16, 2023

10.42	Finder’s Fee Agreement, dated as of October 9, 2023, between the Company and J.H. Darbie & Co., Inc.	Filed Herewith

14.1	Code of Conduct and Ethics.	By Reference	8-K	14.1	September 21, 2022

16.1	Letter from Grant Thornton LLP to the SEC dated September 21, 2022.	By Reference	8-K	16.1	September 21, 2022

16.2	Letter dated June 15, 2023 from KPMG LLP to the U.S. Securities and Exchange Commission.	By Reference	8-K	16.1	June 15, 2023

21.1	List of Subsidiaries.	By Reference	10-K	21.1	March 31, 2023

23.1	Consent of KPMG LLP, independent registered public accounting firm of FOXO Technologies Inc.	By Reference	S-1	23.1	October 18, 2023

23.2	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1).	By Reference	S-1	23.2	October 18, 2023

24.1	Power of Attorney (included on the signature page of the initial filing of this registration statement).	By Reference	S-1	24.1	October 18, 2023

101.INS	Inline XBRL Instance Document.	Filed Herewith

101.SCH	Inline XBRL Taxonomy Extension Schema.	Filed Herewith

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.	Filed Herewith

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.	Filed Herewith

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.	Filed Herewith

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document	Filed Herewith

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).	Filed Herewith

107	Filing Fee Table	By Reference	S-1	107	October 18, 2023

+	The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

*	Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on October 25, 2023.

FOXO TECHNOLOGIES INC.

By:	/s/ Mark White
	Name:	Mark White
	Title:	Interim Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated:

Signature	Position	Date

/s/ Mark White	Interim Chief Executive Officer and Director	October 25, 2023
Mark White	(Principal Executive Officer)

*	Interim Chief Financial Officer	October 25, 2023
Martin Ward	(Principal Financial and Accounting Officer)

*	Director	October 25, 2023
Andrew J. Poole

*	Director	October 25, 2023
Bret Barnes

*By:	/s/ Mark White
Mark White
Attorney-In-Fact